Exhibit 4.33

CONFIDENTIAL

30 October 2024

Maint-Kleen Pte. Ltd.
(Entity No. 200210284W)

25 Ubi Crescent

Singapore 408580

Attention:	Mr Hansel Loo
Director

(hereinafter referred to as “you” or the “Borrower”)

Dear Sirs

BANKING FACILITY

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”) is pleased to advise that pursuant to its periodic review, it will continue to make available to Maint-Kleen Pte. Ltd. the banking facility (the “Facility”) as specified in, and subject to the terms and conditions as set out in, the facility letter dated 14 July 2022, including any renewal, amendments and/or variations from time to time (the “Facility Letter”), save as revised by the terms set out in this supplemental facility letter (the “Supplemental Facility Letter”).

All terms and expressions defined in the Facility Letter shall bear the same meaning in this Supplemental Facility Letter, unless otherwise stated.

1.	Revision to Pricing

Clause 3.1 of the Facility Letter shall be deleted in its entirety and replaced with the following:-

“3.1	The following pricing shall apply:-

Facility	Pricing

Overdraft Facility	0.5% per annum over the Bank’s prevailing Prime Lending Rate, as published from time to time.”

Issued by The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (UEN S16FC0010A).
The Hongkong and Shanghai Banking Corporation Limited is incorporated in the Hong Kong SAR with limited liability.

Maint-Kleen Pte. Ltd.	Page 2 of 9
30 October 2024

2.	Revision to Security

2.1	Clause 5 of the Facility Letter shall be deleted in its entirety and replaced with the following:-

“5.	Security

All monies owing by the Borrower to the Bank shall be secured by the following:-

(a)	an existing charge over all term deposit accounts dated 30 December 2020 (the “Charge”), provided by the Borrower;

(b)	an existing joint and several guarantee for an unlimited amount dated 16 June 2020, provided by Ho Kin Wai and Kwek Jin Ngee, Vernon;

(c)	an existing corporate guarantee for an unlimited amount dated 5 August 2020, provided by Primech A & P Pte. Ltd.;

(d)	an existing corporate guarantee for an unlimited amount dated 5 August 2020 (the “Existing Guarantee”), provided by Sapphire Universe Holdings Limited; and

(e)	a fresh corporate guarantee for an unlimited amount (the “Fresh Guarantee”), to be provided by Primech Holdings Ltd.,

(collectively, the “Security Documents” and any third party providing security shall be referred to herein as the “Guarantors”).

2.2 Upon compliance with all the conditions in Clause 4 of this Supplemental Facility Letter, the Bank agrees to release and/or discharge the Existing Guarantee, subject to Clause 5.6 of the Existing Guarantee. In this regard, the Borrower shall on demand pay to the Bank and indemnify the Bank for all costs, expenses and fees incurred or charged by the Bank in connection with the release and/or discharge of the Existing Guarantee. The Existing Guarantee shall be retained at our office for record purposes.

Maint-Kleen Pte. Ltd.	Page 3 of 9
30 October 2024

3.	Revision to Schedule of General Terms and Conditions

Clause 17 under the Schedule of General Terms and Conditions of the Facility Letter shall be deleted in its entirety and replaced with the following:-

“17.	Sanctions

The Borrower will not, directly or indirectly, use the Facility, or lend, contribute or otherwise make available the Facility to any subsidiary, joint venture partner or other Person (as defined below), (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions (as defined below) or (ii) in any other manner that would result in a violation of Sanctions by any Person. None of the Borrower, any of its subsidiaries, any director or officer, or any employee, agent or affiliate, of the Borrower or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, (A) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, HM Treasury, the Hong Kong Monetary Authority or the Monetary Authority of Singapore (collectively, “Sanctions”), or (B) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions.”

4.	Conditions

The continued availability of the Facility is subject to the Borrower submitting to the Bank the following documents in such form and content satisfactory to the Bank and (where applicable) complying with the following requirements:-

(a)	the attached duplicate copy of this Supplemental Facility Letter with the form of acceptance thereon duly signed by the Borrower and the form of confirmation duly signed by the Guarantors;

(b)	the Fresh Guarantee and all other documents for the purpose of perfecting the Fresh Guarantee, duly executed by Primech Holdings Ltd.;

(c)	the resolutions of the Board of Directors of Primech Holdings Ltd. approving the execution of the Fresh Guarantee in favour of the Bank and the provision of any other documents required by the Bank;

(d)	a certified true copy of the constitutional documents as the Bank may require of Primech Holdings Ltd.; and

(e)	such other information and documents as the Bank may require.

Maint-Kleen Pte. Ltd.	Page 4 of 9
30 October 2024

5.	General

5.1	Save as revised or supplemented herein, all other provisions of the Facility Letter shall continue to apply and to remain in full force and effect.

5.2	Without prejudice to the terms and conditions of the Facility Letter, the Facility is subject to review from time to time. Notwithstanding any other provisions in the Facility Letter, the Bank shall have the unrestricted discretion to cancel or suspend, or to determine whether or not to permit drawings in relation to the Facility, and the overriding right of repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

Please arrange for the enclosed duplicate copy of this Supplemental Facility Letter to be signed and returned, approving the acceptance of the revised terms and conditions of this Supplemental Facility Letter, within 21 days from the date of this Supplemental Facility Letter.

Yours faithfully

/s/ Lionel Wee	/s/ Nellie Chua

Lionel Wee	Nellie Chua
Vice President	Senior Vice President and Team Manager
Commercial Banking	Commercial Banking

Maint-Kleen Pte. Ltd.	Page 5 of 9
30 October 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch

ACCEPTANCE AND CONFIRMATION

We, Maint-Kleen Pte. Ltd., confirm our acceptance of the offer and all the revised terms and conditions contained in the attached supplemental facility letter dated 30 October 2024.

/s/ Ho Kin Wai		/s/ Sng Yew Jin
For and on behalf of
Maint-Kleen Pte. Ltd.

Name(s)	: Ho Kin Wai	Sng Yew Jin
Designation	: Manager	Director
Date	: 30 October 2024

Maint-Kleen Pte. Ltd.	Page 6 of 9
30 October 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”)

GUARANTOR’S CONFIRMATION

I, Ho Kin Wai, confirm that:-

(a)	I consent to the terms and conditions as set out in the Bank’s facility letter dated 14 July 2022 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 30 October 2024 to Maint-Kleen Pte. Ltd.; and

(b)	I am and will be bound by the terms of the relevant security document(s) executed or to be executed by me in favour of the Bank, and that my obligations under the said security document(s) are and will remain in full force and effect.

/s/ Ho Kin Wai
Name	: Ho Kin Wai
Identification No.	: HJ2086123
Date	: 30 October 2024

Maint-Kleen Pte. Ltd.	Page 7 of 9
30 October 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”)

GUARANTOR’S CONFIRMATION

I, Kwek Jin Ngee, Vernon, confirm that:-

(a)	I consent to the terms and conditions as set out in the Bank’s facility letter dated 14 July 2022 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 30 October 2024 to Maint-Kleen Pte. Ltd.; and

(b)	I am and will be bound by the terms of the relevant security document(s) executed or to be executed by me in favour of the Bank, and that my obligations under the said security document(s) are and will remain in full force and effect.

/s/ Kwek Jin Ngee, Vernon
Name	: Kwek Jin Ngee, Vernon
Identification No.	: S7145417G
Date	: 30 October 2024

Maint-Kleen Pte. Ltd.	Page 8 of 9
30 October 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”)

GUARANTOR’S CONFIRMATION

We, Primech A & P Pte. Ltd., confirm that:-

(a)	we consent to the terms and conditions as set out in the Bank’s facility letter dated 14 July 2022 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 30 October 2024 to Maint-Kleen Pte. Ltd.; and

(b)	we are and will be bound by the terms of the relevant security document(s) executed or to be executed by us in favour of the Bank, and that our obligations under the said security document(s) are and will remain in full force and effect.

/s/ Ho Kin Wai		/s/ Sng Yew Jin
For and on behalf of
Primech A & P Pte. Ltd. (Entity No. 198801704H)

Name	: Ho Kin Wai	Sng Yew Jin
Designation	: Director	Director
Date	: 30 October 2024

Maint-Kleen Pte. Ltd.	Page 9 of 9
30 October 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”)

GUARANTOR’S CONFIRMATION

We, Primech Holdings Ltd., confirm that:-

(a)	we consent to the terms and conditions as set out in the Bank’s facility letter dated 14 July 2022 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 30 October 2024 to Maint-Kleen Pte. Ltd.; and

(b)	we are and will be bound by the terms of the relevant security document(s) executed or to be executed by us in favour of the Bank, and that our obligations under the said security document(s) are and will remain in full force and effect.

/s/ Ho Kin Wai		/s/ Sng Yew Jin
For and on behalf of
Primech Holdings Ltd. (Entity No. 202042000N)

Name	: Ho Kin Wai	Sng Yew Jin
Designation	: Director	Director
Date	: 30 October 2024

CERTIFIED EXTRACT OF THE RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS OF PRIMECH HOLDINGS LTD. (THE “COMPANY”) DATED 30 OCTOBER 2024

Each Director confirms that –

(a)	he has disclosed all his interests in the transaction, if any; and

(b)	he has carefully considered the terms of the Facility Letter and the Guarantee referred to below.

IT WAS NOTED THAT:

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”) has offered to provide banking facilities to Primech Holdings Ltd. (the “Borrower”) on the terms and conditions set out in the facility letter dated 14 July 2022 (as amended and/or supplemented from time to time, the “Facility Letter”) tabled at the meeting.

It was a term of the Facility Letter that as security for all moneys owing by the Borrower to the Bank from time to time, the Company will execute a corporate guarantee referred to in the Supplemental Facility Letter (the “Guarantee”), on the terms of the draft(s) produced at the meeting.

IT WAS RESOLVED as follows: -

1.	THAT the Company executes the Guarantee, which terms and conditions be and are hereby approved.

2.	THAT the execution of the Guarantee is conducive to the attainment of the Company’s objects, and is in the interest of and for the benefit of the Company.

3.	THAT the Guarantee and any other document relating to the above transaction required to be executed as a deed be executed and delivered as a deed in such manner as may be required or permitted by applicable law.

4.	THAT each director of the Company be and is hereby authorised to sign, execute and deliver the Guarantee and such other documents, notices or statements required from the Company by the Bank from time to time, and to communicate or deal with the Bank on the Company’s behalf generally.

WE HEREBY CERTIFY that the above is a true copy of the resolutions passed by the Board of Directors of the Company in accordance with the constitutional documents of the Company.

/s/ Ho Kin Wai		/s/ Sng Yew Jin
Director		~~Secretary~~ Director
Name:	Ho Kin Wai	Name:	Sng Yew Jin
Date:	30 October 2024